As filed with the Securities and Exchange Commission on September 13, 1996.
                                             Registration No. 33-


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                    RIO HOTEL & CASINO, INC.
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                NEVADA                                  95-3671082
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                 Identification No.)


           3700 WEST FLAMINGO ROAD, LAS VEGAS, NEVADA 89103
        (Address of registrant's principal executive offices)


      RIO HOTEL & CASINO, INC. 1995 LONG-TERM INCENTIVE PLAN
                     (Full title of the plan)


                      JAMES A. BARRETT, JR.
                    RIO HOTEL & CASINO, INC.
                     3700 WEST FLAMINGO ROAD
                     LAS VEGAS, NEVADA 89103
                         (702) 252-7733
  (Name, address, and telephone number, including area code, of agent for service)

           PLEASE SEND COPIES OF ALL CORRESPONDENCE TO:

                        MICHAEL J. BONNER
                        SHERWOOD N. COOK
                KUMMER KAEMPFER BONNER & RENSHAW
                   3800 HOWARD HUGHES PARKWAY
                          SEVENTH FLOOR
                     LAS VEGAS, NEVADA 89109
                         (702) 792-7000

                 CALCULATION OF REGISTRATION FEE

                                             PROPOSED    PROPOSED
 TITLE OF EACH CLASS OF         AMOUNT TO    MAXIMUM     MAXIMUM
    SECURITIES TO BE               BE        OFFERING   AGGREGATE     AMOUNT OF
       REGISTERED              REGISTERED   PRICE PER    OFFERING    REGISTRATION
                                  <F1>       SHARE<F2>   PRICE<F2>        FEE

Common Stock, $.01 par value    2,000,000    $16.47294   $32,945,880    $11,361
                                shares

<F1>  Represents  the  maximum number of  shares which may be distributed pursuant to this Registration Statement.
<F2>  Computed pursuant to Rule 457(h) solely for purposes of determining the registration fee, based upon the price at which options to purchase shares outstanding on the date hereof may be exercised (1,194,000 shares at $16.75 per share) and, with respect to the balance of the shares that may be sold under the Rio Hotel & Casino, Inc. 1995 Long-Term Incentive Plan (the "Plan"), on the average of the high and low prices of the Registrant's common stock as reported on the New York Stock Exchange on September 11, 1996 ($16.0625).

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (file no. 1-11569);

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996 (file no. 1-
11569); and

     (c)   Item 1, "Description of Registrant's Securities to  be
Registered" section from the Company's Form 8-A filed on November
6, 1995 (file no. 1-11569).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.751 of the Nevada Revised Statutes (the "NRS"), the Company's Articles of Incorporation and Bylaws contain provisions for indemnification of officers and directors of the Company. The Articles of Incorporation provision requires the Company to indemnify such persons to the full extent permitted by Nevada law. Each person will be indemnified in any proceeding, providing such officer's or director's actions or omissions did not involve intentional misconduct, fraud or a knowing violation of law or the payment of dividends in violation of NRS 78.300. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

     The Company's Articles of Incorporation also provide that the Company's Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company currently has directors' and officers' liability insurance.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.



EXHIBIT    DESCRIPTION
NUMBER

4.01       Specimen stock certificate for the common stock of Rio
           Hotel & Casino, Inc.

5.01       Opinion  of  Kummer  Kaempfer  Bonner  &  Renshaw  re:
           legality of the securities being registered.

10.01      Rio Hotel & Casino, Inc. 1995 Long-Term Incentive Plan
           (as adopted January 26, 1995).

23.01      Consent of Arthur Andersen LLP.

23.02 Consent of Kummer Kaempfer Bonner & Renshaw included in Exhibit 5.01.

24.01      Power of Attorney, contained on page 5.

ITEM 9.   UNDERTAKINGS.

       (a)    The undersigned registrant hereby undertakes:

              (1) To file, during any period in which the offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on September 13, 1996.

                                RIO HOTEL & CASINO, INC.


                                By: /s/ Anthony A. Marnell II
                                    Anthony A. Marnell II
                                    Chairman of the Board of
                                    Directors and Chief
                                    Executive Officer
                                    (Principal Executive Officer)



                        POWER OF ATTORNEY

     The undersigned directors and officers of Rio Hotel & Casino, Inc. hereby appoint James A. Barrett, Jr. or Ronald J. Radcliffe, and each of them, as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the persons in the capacities and on the date indicated.

      SIGNATURE                   TITLE                     Date


/s/ Anthony A. Marnell II   Chairman of the Board    September 13, 1996
Anthony A. Marnell II       of Directors and Chief
                            Executive Officer
                            (Principal Executive
                            Officer)

/s/ James A. Barrett, Jr.   President, Chief         September 13, 1996
James A. Barrett, Jr.       Operating Officer and
                            Director

/s/ Ronald J. Radcliffe     Vice President,          September 13, 1996
Ronald J. Radcliffe         Treasurer and Chief
                            Financial Officer
                            (Principal Financial and
                            Accounting Officer)

/s/ John A. Stuart          Director                 September 13, 1996
John A. Stuart

/s/ Thomas Y. Hartley       Director                 September 13, 1996
Thomas Y. Hartley

/s/ Peter M. Thomas         Director                 September 13, 1996
Peter M. Thomas

                          EXHIBIT INDEX


EXHIBIT                                                SEQUENTIAL
NUMBER       DESCRIPTION                              PAGE NUMBER

4.01         Specimen stock certificate for the            8
             common stock of Rio Hotel & Casino, Inc.

5.01         Opinion of Kummer Kaempfer Bonner             11
             & Renshaw re: legality of the securities
             being registered.

10.01        Rio Hotel & Casino, Inc. 1995 Long-Term       13
             Incentive Plan (as adopted January 26,
             1995).

23.01        Consent of Arthur Andersen LLP.               22

23.02        Consent of Kummer Kaempfer Bonner
             & Renshaw included in Exhibit 5.01.

24.01        Power of Attorney, contained on page 5.
